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                                                                     EXHIBIT 3.3

                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                      DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is SGN LLC, and the name of the limited liability company being merged into this surviving limited liability company is Dex Media East LLC.

SECOND: The jurisdiction of formation of SGN LLC is Delaware and the jurisdiction of formation of Dex Media East LLC is Delaware.

THIRD: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

FOURTH: The certificate of formation dated July 15, 2002, of the surviving limited liability company, SGN LLC, is hereby amended by striking Article One thereof and by substituting in lieu of said Article the following new Article:

         "a. The name of the limited liability company (hereinafter called the "limited liability company") is Dex Media East LLC."

FIFTH: The merger is to become effective on November 8, 2002.

SIXTH: The Agreement of Merger is on file at 198 Iverness Drive West, Eigth Floor, Englewood, Colorado 80112, the place of business of the surviving limited liability company.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any domestic limited liability company or any member holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 8th day of November, A.D., 2002.

                                    * * * * *


                                             SGN LLC

                                             BY DEX MEDIA EAST LLC
                                                  ITS SOLE MEMBER

                                             BY DEX MEDIA EAST, INC.
                                                  ITS SOLE MEMBER

                                             By: /S/ George Burnett
                                                 --------------------------
                                             Name: George Burnett
                                             Title: CEO and President